                                                                      EXHIBIT 12

                        Computation of Ratio of Earnings
                                to Fixed Charges

                                   (Unaudited)
                     (dollars in thousands, except ratios)

                                                                         Historical
                                       --------------------------------------------------------------------------------
                                                                                                     Three months ended
                                                     For the year ended December 31,                      March 31,
                                       ---------------------------------------------------------     ------------------
                                         1998         1999         2000        2001        2002             2003
                                       -------      -------      -------     -------     -------     ------------------
Net income (loss) before taxes         (49,361)      (3,126)      67,260      78,458     (48,118)          37,567
Interest expense                         8,323        9,207        9,731      13,196      34,881           16,345
                                       -------      -------      -------     -------     -------          -------
            Earnings                   (41,038)       6,081       76,991      91,654     (13,237)          53,912
                                       =======      =======      =======     =======     =======          =======

Interest Expense                         8,323        9,207        9,731      13,196      34,881           16,345
                                       -------      -------      -------     -------     -------          -------
            Fixed Charges                8,323        9,207        9,731      13,196      34,881           16,345
                                       =======      =======      =======     =======     =======          =======
Ratio of earnings to fixed charges        (1)          (1)          7.91        6.95        (1)              3.30
                                       =======      =======      =======     =======     =======          =======


                                                           Pro Forma
                                        -------------------------------------------------
                                        Year ended      Three months       Three months
                                        December 31,    ended March 31,   ended March 31,
                                        ------------    ---------------   ---------------
                                           2002              2002              2003
                                        ------------    ---------------   ---------------
Net income (loss) before taxes           (49,394)          (34,101)           37,621
Interest expense                          55,580            14,112            16,288
                                         -------           -------           -------
            Earnings                       6,186           (19,989)           53,909
                                         =======           =======           =======

Interest Expense                          55,580            14,112            16,288
                                         -------           -------           -------
            Fixed Charges                 55,580            14,112            16,288
                                         =======           =======           =======
Ratio of earnings to fixed charges          (2)               (2)               3.31
                                         =======           =======           =======

(1) Earnings were insufficient to cover fixed charges by $49,361,000, $3,126,000, and $48,118,000 for the years ended December 31, 1998, 1999 and 2002, respectively.

(2) Earnings were insufficient to cover fixed charges by $34,101,000 and $49,394,000 for the pro forma three months ended March 31, 2002 and year ended December 31, 2002, respectively.